SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2003

Extended Stay America, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-13125 (Commission File Number)	36-3996573 (IRS Employer Identification No.)

100 Dunbar Street

Spartanburg, SC 29306

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (864) 573-1600

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events.

On October 29, 2003, Extended Stay America, Inc. announced that its Board of Directors declared a cash dividend of $0.04 per share payable on November 25, 2003, to stockholders of record on November 10, 2003. The press release making that announcement is incorporated herein by reference, and is included as Exhibit 99.1 to this current report on Form 8-K.

Item 7. Financial Statements and Exhibits.

(c)    Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release, dated October 29, 2003, of Extended Stay America, Inc., announcing the declaration of a cash dividend to stockholders.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2003

Extended Stay America, Inc.

By:	/s/ GREGORY R. MOXLEY

Gregory R. Moxley Chief Financial Officer

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